Exhibit 99.1
NEOFORMA REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS
SAN JOSE, CA – July 25, 2005 – In the quarter ended June 30, 2005, Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions for the healthcare industry, generated total revenue of $2.8 million on a generally accepted accounting principles (GAAP) basis, a decrease from the $3.3 million reported in the same quarter in the prior year. Excluding the impact of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), Neoforma generated total adjusted revenue of $18.2 million in the second quarter of 2005, a decrease from the $18.8 million reported in the same quarter of the previous year.
In the second quarter of 2005, in accordance with GAAP, Neoforma’s net loss and net loss per share were $14.7 million and $0.74, respectively, an improvement from the $18.4 million net loss and $0.95 net loss per share recorded in the same quarter of 2004. On an adjusted basis, net income and net income per share were $4.3 million and $0.22, respectively, decreasing from the $5.5 million net income and $0.28 net income per share recorded in the second quarter of 2004.
Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and are available in the investor relations section of Neoforma’s Web site at http://www.neoforma.com.
“Neoforma made steady progress during the second quarter, highlighted by the generation of $4.4 million in free cash flow,” says Bob Zollars, chairman and chief executive officer of Neoforma. “We met our revenue guidance for the quarter, although our non-related party revenue results were lower than we had hoped, and we were pleased by our significant increase in connectivity, growing marketplace volume, new functionality releases and continued progress on the evaluation of our strategic alternatives.”
Second Quarter 2005 Highlights
In the second quarter, Neoforma made progress in several key areas, including:

•	Developed a new on-demand spend intelligence solution for healthcare providers, which is currently in pilot in several hospitals;

•	Renewed Marketplace@Novation® contracts for seven hospitals, representing 100% of the hospitals up for renewal during the quarter;

•	Implemented approximately 1,250 connections, a significant increase over the number of connections completed in the prior quarter;

•	Supported $3.4 billion in volume, representing a 23% increase from the same quarter in the prior year and comprised of $1.2 billion in gross transaction volume and $2.2 billion in supply chain data;

•	Hosted a series of industry Webinars focusing on critical issues in materials management, attracting more than 450 participants; and

•	Ended the quarter with $35.0 million in cash, cash equivalents and short-term investments.
Second Quarter 2005 Financial Results
For the second quarter ended June 30, 2005, on a GAAP basis, Neoforma generated $2.8 million in total revenue, consisting entirely of non-related party revenue and decreasing from the $3.3 million in both total revenue and non-related party revenue recognized in the second quarter of 2004. This decline was primarily the result of an anticipated $282,000 decrease in revenue related to a technology license sale that occurred in 2001. The revenue from this license sale was recognized over the three-year life of the underlying agreement through August 2004. As a result, Neoforma recognized $282,000 in non-related party revenue related to this license sale in the second quarter of 2004 and none in the second quarter of 2005.
Excluding the impact of EITF No. 01-9, on an adjusted basis, Neoforma generated total revenue of $18.2 million in the second quarter of 2005, comprised of $15.4 million in related party revenue and $2.8 million in non-related party revenue. The Company’s adjusted revenue results in the second quarter decreased from the $18.8 million in total revenue, $15.5 million in related party revenue and $3.3 million in non-related party revenue reported in the same period in 2004.
In accordance with EITF No. 01-9, Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue. As the reductions to operating expenses and revenue are equal, this accounting treatment has no impact on Neoforma’s loss from operations, net loss, net loss per share or total cash flow.

Neoforma’s total operating expenses, on a GAAP basis, were $17.7 million in the second quarter of 2005, an improvement from the $21.8 million reported in the same quarter in the prior year. In the second quarter of 2004, Neoforma recorded a $4.1 million write-off of stockholder notes receivable; there was no such write-off in the second quarter of 2005, resulting in the decrease in GAAP operating expenses. In the most recent quarter, in comparison to the same quarter in the prior year, Neoforma also reported a $1.1 million decrease in amortization of partnership costs and a $656,000 decrease in software development costs capitalized.
Adjusted operating expenses for the second quarter of 2005 totaled $14.1 million, increasing from the $13.4 million reported in the same period in the previous year. The increase in adjusted operating expenses was primarily due to the decrease in the amount of software development costs capitalized during the quarter.
In the second quarter of 2005, on a GAAP basis, Neoforma’s loss from operations equaled $14.9 million, an improvement from the $18.5 million loss reported in the second quarter of 2004.
Neoforma generated $4.1 million in EBITDA in the second quarter of 2005, decreasing from the $5.4 million generated in the same quarter in the prior year.
As of June 30, 2005, Neoforma’s cash, cash equivalents and short-term investments totaled $35.0 million, a $4.5 million increase from the $30.5 million reported as of the end of the prior quarter and a $9.1 million increase from the $25.9 million reported as of year-end 2004. Neoforma remains debt-free.
Neoforma’s free cash flow in the second quarter of 2005 totaled $4.4 million. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.
“We met our revenue guidance, continued to manage our expenses and strengthened our balance sheet with strong cash flow in the second quarter,” says Andrew Guggenhime, chief financial officer of Neoforma. “We’re looking forward to concluding our evaluation of strategic alternatives, which we expect to do this quarter.”
Third Quarter 2005 Revenue Outlook
Neoforma expects to generate approximately $12.5 million in GAAP revenue and $18.4 million in adjusted revenue in the third quarter of 2005. Neoforma’s GAAP revenue projections represent a significant increase over prior period results due to a reduction in the amortization of partnership costs to be offset against related party revenue in the third quarter. Neoforma anticipates that the amortization of partnership costs resulting from the initial shares granted to VHA and UHC in July 2000 will be completed in the third quarter of 2005. As a result, the amortization of partnership costs offset against related party revenue will be significantly reduced, thereby increasing Neoforma’s projected revenue on a GAAP basis.
About Neoforma
Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,600 hospitals and suppliers, supporting more than $13 billion in annualized marketplace volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.
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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include but are not limited to, the statements under the caption “Third Quarter 2005 Revenue Outlook” and the anticipated conclusion of Neoforma’s evaluation of strategic alternatives. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the ongoing process of exploring strategic alternatives and the risks associated with the previously announced desire of Novation, LLC to lower the fees it pays to Neoforma under its outsourcing agreement, and the willingness of customers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry. Some of these risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-Q for the quarter ended March 31, 2005. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.
Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.
Contacts:
Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com
Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
REVENUE:
Related party, net of amortization of partnership costs of $15,459, $15,387, $30,937 and $30,808 for the three months ended June 30, 2004 and 2005 and the six months ended June 30, 2004 and 2005, respectively	$—	$—	$—	$—
Non-related party	3,340	2,816	6,268	5,436

Total revenue	3,340	2,816	6,268	5,436
OPERATING EXPENSES:
Cost of services	2,682	2,857	4,743	5,825
Operations	2,811	3,095	5,809	6,263
Product development	4,403	5,097	8,041	10,159
Selling and marketing	3,513	3,115	7,169	6,659
General and administrative	2,468	2,840	4,706	5,886
Amortization of intangibles	147	147	294	294
Amortization of partnership costs	1,669	588	3,141	1,630
Write-off of stockholder notes receivable	4,115	—	4,115	—
Restructuring	—	—	—	767

Total operating expenses	21,808	17,739	38,018	37,483

Loss from operations	(18,468)	(14,923)	(31,750)	(32,047)
OTHER INCOME (EXPENSE)	54	245	122	412

Net loss	$(18,414)	$(14,678)	$(31,628)	$(31,635)

NET LOSS PER SHARE:
Basic and diluted	$(0.95)	$(0.74)	$(1.65)	$(1.61)

Weighted average shares — basic and diluted	19,357	19,810	19,213	19,698

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.
NEOFORMA, INC.
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
REVENUE:
Related party	$15,459	$15,387	$30,937	$30,808
Non-related party	3,340	2,816	6,268	5,436

Total adjusted revenue	18,799	18,203	37,205	36,244
OPERATING EXPENSES:
Cost of services	1,897	2,220	3,583	4,684
Operations	2,268	2,391	4,753	4,841
Product development	4,003	4,362	7,351	8,674
Selling and marketing	3,144	2,751	6,551	5,768
General and administrative	2,074	2,391	4,081	4,901

Adjusted operating expenses	13,386	14,115	26,319	28,868

EBITDA	5,413	4,088	10,886	7,376

OTHER INCOME (EXPENSE)	54	245	122	412

Adjusted net income	$5,467	$4,333	$11,008	$7,788

ADJUSTED NET INCOME PER SHARE:
Basic	$0.28	$0.22	$0.57	$0.40

Weighted average shares — basic	19,357	19,810	19,213	19,698

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $15,459, $15,387, $30,937 and $30,808 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended June 30, 2004 and 2005 and the six months ended June 30, 2004 and 2005, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation and amortization of property and equipment, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs and restructuring.

NEOFORMA, INC.
RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2005
				GAAP Allocations
		Excluded	Application of	Depreciation and	Amortization of
	Adjusted	Expenses, Gains	EITF	Amortization of	Deferred	GAAP Results
	Results	and Losses	No. 01-9	Property and Equipment	Compensation	As Reported
REVENUE:
Related party	$15,387	$—	$(15,387)	$—	$—	$—
Non-related party	2,816	—	—	—	—	2,816

Total revenue	18,203	—	(15,387)	—	—	2,816
OPERATING EXPENSES:
Cost of services	2,220	—	—	428	209	2,857
Operations	2,391	—	—	550	154	3,095
Product development	4,362	—	—	458	277	5,097
Selling and marketing	2,751	—	—	217	147	3,115
General and administrative	2,391	—	—	213	236	2,840

Adjusted operating expenses	14,115

EBITDA	4,088

Depreciation and amortization of property and equipment	—	1,866	—	(1,866)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,023	—	—	(1,023)	—
Amortization of partnership costs		15,975	(15,387)	—	—	588

Total operating expenses		19,011	(15,387)	—	—	17,739

Loss from operations		(19,011)	—	—	—	(14,923)

OTHER INCOME (EXPENSE)	245	—	—	—	—	245

Net income (loss)	$4,333	$(19,011)	$—	$—	$—	$(14,678)

NET INCOME (LOSS) PER SHARE:
Basic	$0.22					$(0.74)

Weighted average shares — basic	19,810					19,810

	Three Months Ended June 30, 2004
				GAAP Allocations
		Excluded	Application of	Depreciation and	Amortization of
	Adjusted	Expenses, Gains	EITF	Amortization of	Deferred	GAAP Results
	Results	and Losses	No. 01-9	Property and Equipment	Compensation	As Reported
REVENUE:
Related party	$15,459	$—	$(15,459)	$—	$—	$—
Non-related party	3,340	—	—	—	—	3,340

Total revenue	18,799	—	(15,459)	—	—	3,340
OPERATING EXPENSES:
Cost of services	1,897	—	—	608	177	2,682
Operations	2,268	—	—	409	134	2,811
Product development	4,003	—	—	126	274	4,403
Selling and marketing	3,144	—	—	76	293	3,513
General and administrative	2,074	—	—	73	321	2,468

Adjusted operating expenses	13,386

EBITDA	5,413

Depreciation and amortization of property and equipment	—	1,292	—	(1,292)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,199	—	—	(1,199)	—
Amortization of partnership costs	—	17,128	(15,459)	—	—	1,669
Write-off of stockholder notes receivable	—	4,115	—	—	—	4,115

Total operating expenses		23,881	(15,459)	—	—	21,808

Loss from operations		(23,881)	—	—	—	(18,468)

OTHER INCOME (EXPENSE)	54	—	—	—	—	54

Net income (loss)	$5,467	$(23,881)	$—	$—	$—	$(18,414)

NET INCOME (LOSS) PER SHARE:
Basic	$0.28					$(0.95)

Weighted average shares — basic	19,357					19,357

NEOFORMA, INC.
RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30, 2005
				GAAP Allocations
		Excluded	Application of	Depreciation and	Amortization of
	Adjusted	Expenses, Gains	EITF	Amortization of	Deferred	GAAP Results
	Results	and Losses	No. 01-9	Property and Equipment	Compensation	As Reported
REVENUE:
Related party	$30,808	$—	$(30,808)	$—	$—	$—
Non-related party	5,436	—	—	—	—	5,436

Total revenue	36,244	—	(30,808)	—	—	5,436
OPERATING EXPENSES:
Cost of services	4,684	—	—	735	406	5,825
Operations	4,841	—	—	1,120	302	6,263
Product development	8,674	—	—	938	547	10,159
Selling and marketing	5,768	—	—	475	416	6,659
General and administrative	4,901	—	—	461	524	5,886

Adjusted operating expenses	28,868

EBITDA	7,376

Depreciation and amortization of property and equipment	—	3,729	—	(3,729)	—	—
Amortization of intangibles	—	294	—	—	—	294
Amortization of deferred compensation	—	2,195	—	—	(2,195)	—
Amortization of partnership costs	—	32,438	(30,808)	—	—	1,630
Restructuring	—	767	—	—	—	767

Total operating expenses		39,423	(30,808)	—	—	37,483

Loss from operations		(39,423)	—	—	—	(32,047)

OTHER INCOME (EXPENSE)	412	—	—	—	—	412

Net income (loss)	$7,788	$(39,423)	$—	$—	$—	$(31,635)

NET INCOME (LOSS) PER SHARE:
Basic	$0.40					$(1.61)

Weighted average shares — basic	19,698					19,698

	Six Months Ended June 30, 2004
				GAAP Allocations
		Excluded	Application of	Depreciation and	Amortization of
	Adjusted	Expenses, Gains	EITF	Amortization of	Deferred	GAAP Results
	Results	and Losses	No. 01-9	Property and Equipment	Compensation	As Reported
REVENUE:
Related party	$30,937	$—	$(30,937)	$—	$—	$—
Non-related party	6,268	—	—	—	—	6,268

Total revenue	37,205	—	(30,937)	—	—	6,268
OPERATING EXPENSES:
Cost of services	3,583	—	—	913	247	4,743
Operations	4,753	—	—	873	183	5,809
Product development	7,351	—	—	316	374	8,041
Selling and marketing	6,551	—	—	205	413	7,169
General and administrative	4,081	—	—	176	449	4,706

Adjusted operating expenses	26,319

EBITDA	10,886

Depreciation and amortization of property and equipment	—	2,483	—	(2,483)	—	—
Amortization of intangibles	—	294	—	—	—	294
Amortization of deferred compensation	—	1,666	—	—	(1,666)	—
Amortization of partnership costs	—	34,078	(30,937)	—	—	3,141
Write-off of stockholder notes receivable	—	4,115	—	—	—	4,115

Total operating expenses		42,636	(30,937)	—	—	38,018

Loss from operations		(42,636)	—	—	—	(31,750)

OTHER INCOME (EXPENSE)	122	—	—	—	—	122

Net income (loss)	$11,008	$(42,636)	$—	$—	$—	$(31,628)

NET INCOME (LOSS) PER SHARE:
Basic	$0.57					$(1.65)

Weighted average shares — basic	19,213					19,213

NEOFORMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)
ASSETS

	December 31,	June 30,
	2004	2005

CURRENT ASSETS:
Cash and cash equivalents	$13,277	$21,211
Short-term investments	12,593	13,757
Accounts receivable, net of allowance for doubtful accounts	2,898	2,994
Related party accounts receivable	5,250	—
Prepaid expenses and other current assets	2,983	2,942

Total current assets	37,001	40,904

PROPERTY AND EQUIPMENT, net	11,501	10,106
INTANGIBLES, net	1,434	1,140
GOODWILL	1,652	1,652
CAPITALIZED PARTNERSHIP COSTS, net	40,996	8,557
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	845	717

Total assets	$94,449	$64,096

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,994	$1,525
Accrued payroll	3,974	3,936
Other accrued liabilities	2,839	3,581
Deferred revenue, current portion	1,564	1,835

Total current liabilities	12,371	10,877
DEFERRED RENT	387	245
DEFERRED REVENUE, less current portion	326	235

Total liabilities	13,084	11,357

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at June 30, 2005
Issued and outstanding: 20,244 and 20,606 shares at December 31, 2004 and June 30, 2005, respectively	20	21
Additional paid-in capital	839,307	842,352
Notes receivable from stockholders	(225)	(208)
Deferred compensation	(3,775)	(3,798)
Unrealized loss on available-for-sale securities	(25)	(56)
Accumulated deficit	(753,937)	(785,572)

Total stockholders’ equity	81,365	52,739

Total liabilities and stockholders’ equity	$94,449	$64,096

NEOFORMA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(all items unaudited)

	Six Months Ended
	June 30,
	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,628)	$(31,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	110	—
Accrued interest receivable on stockholder notes receivable	(11)	(2)
Depreciation and amortization of property and equipment	2,483	3,729
Amortization of intangibles	294	294
Amortization of partnership costs classified as an operating expense	3,141	1,630
Amortization of deferred compensation	1,666	2,195
Write-off of stockholder notes receivable	4,115	—
Restructuring	—	767
Change in assets and liabilities:
Accounts receivable	589	5,154
Prepaid expenses and other current assets	192	41
Other assets	491	128
Accounts payable	(1,194)	(1,850)
Accrued liabilities and accrued payroll	(797)	(114)
Deferred revenue	(815)	180
Deferred rent	(36)	(91)

Net cash used in operating activities	(21,400)	(19,574)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	(9,589)	(6,507)
Proceeds from the sale or maturity of marketable investments	4,414	5,312
Purchases of property and equipment	(1,652)	(1,397)
Capitalization of software development costs	(3,236)	(1,446)

Net cash used in investing activities	(10,063)	(4,038)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	30,937	30,808
Cash received related to options exercised	622	245
Proceeds from the issuance of common stock under the employee stock purchase plan	526	474
Common stock repurchased, net of notes receivable issued to common stockholders	(177)	—
Collections of notes receivable from stockholders	274	19

Net cash provided by financing activities	32,182	31,546

Net increase in cash and cash equivalents	719	7,934
Cash and cash equivalents, beginning of period	9,981	13,277

Cash and cash equivalents, end of period	$10,700	$21,211